UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 5, 2019

INTERNATIONAL FLAVORS & FRAGRANCES INC.

(Exact Name of Registrant as Specified in its Charter)

New York	1-4858	13-1432060
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

521 West 57th Street New York, New York	10019
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 765-5500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value 12 1/2¢ per share	IFF	New York Stock Exchange
6.00% Tangible Equity Units	IFFT	New York Stock Exchange
0.500% Senior Notes due 2021	IFF 21	New York Stock Exchange
1.75% Senior Notes due 2024	IFF 24	New York Stock Exchange
1.800% Senior Notes due 2026	IFF 26	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01	Regulation FD Disclosure.

As previously disclosed, on June 5, 2019, International Flavors & Fragrances Inc. (“IFF”) , a leading innovator of taste, scent and nutrition, announced today that the Company will present IFF’s Vision 2021 at its Investor Day at 9:00 am today in New York City. The Company announced that it has launched its new strategy to drive IFF’s top- and bottom-line goals. Vision 2021 has four pillars:

1) Unlocking growth opportunities – capitalizing on its expanded product portfolio, broader customer base and extensive geographic presence, plus cross-selling and integrated solutions which are expected to deliver $100 million sales over the 2019 to 2021 period

2) Driving innovation – investing in high-growth and high-return platforms to continue to drive its R&D pipeline and accelerate long-term growth

3) Managing the Portfolio – focus on optimizing its portfolio to maximize value creation

4) Accelerating Business Transformation – successfully integrating Frutarom while delivering $145 million of synergy targets and achieving productivity gains across the base business

IFF is reaffirming its full year 2019 guidance and will discuss top line trends in the second quarter of 2019, including softness in multinational volumes in Taste, and continued pressure in F&F ingredients, concentrated in Citra Source, weakness at PTI (within Savory Solutions) and Natural Colors (raw material driven price decreases).

In addition, IFF is confirming its 2019-2021 long-term financial objectives of:

•	currency neutral revenue growth of 5-7%;

•	currency neutral EPS, excluding amortization, growth of 10% or greater; and

•	Total Shareholder Returns (TSR) of 12% or greater.

IFF is providing investors insight on the drivers to achieve those goals by 2021, including its target of (1) $145 million of synergies, (2) $100 million in revenue from cross-selling and integrated solutions and (3) $100 million in savings from productivity programs and global manufacturing network optimization, including approximately 35 site closures by 2021. By 2021, IFF expects to continue to improve operating cash flow, decrease capital expenditures to approximately 3% of sales and improve free cash flow generation (as a percentage of sales) to the 12-16% range. In addition, repayment of debt will continue to be a top priority, with the goal to be below 3.0x net debt to adjusted EBITDA in the next 18-24 months and at approximately 2.5x by the end of 2021.

Finally, IFF is announcing its new organizational structure to be implemented over the next 12 months, that when fully implemented will consist of three business units, Taste, Scent and Nutrition & Ingredients. Scent will continue to consist of four categories, Consumer Fragrance, Fine Fragrance, Cosmetic Active Ingredients and Fragrance Ingredients. Taste will encompass Flavor Compounds, Savory Solutions and Inclusions. Nutrition & Ingredients will include Flavor Ingredients, Natural Food Protection, Natural Health Ingredients and Natural Colors.

Investors and the general public may access the live webcast and accompanying presentation on the Company’s website at ir.iff.com.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL FLAVORS & FRAGRANCES INC.

By:	/s/ Richard O’Leary
Name:	Richard O’Leary
Title:	Chief Financial Officer

Date: June 5, 2019